Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

DEUTSCHE BANK TRUST COMPANY AMERICAS

(formerly BANKERS TRUST COMPANY)

(Exact name of trustee as specified in its charter)

NEW YORK	13-4941247
(Jurisdiction of Incorporation or	(I.R.S. Employer
organization if not a U.S. national bank)	Identification no.)

60 WALL STREET
NEW YORK, NEW YORK	10005
(Address of principal	(Zip Code)
executive offices)

Deutsche Bank Trust Company Americas

Attention: Lynne Malina

Legal Department

60 Wall Street, 37th Floor

New York, New York 10005

(212) 250 – 0677

(Name, address and telephone number of agent for service)

DIGITAL REALTY TRUST, INC.

DIGITAL REALTY TRUST, L.P.

(Exact name of obligors as specified in its charters)

DIGITAL REALTY TRUST, INC.
Maryland	26-0081711
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

DIGITAL REALTY TRUST, L.P.
Maryland	20-2402955
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

560 Mission Street, Suite 2900
San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

4.50% Notes due 2015

(Title of the Indenture securities)

Item 1.	General Information.

Furnish the following information as to the trustee.

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address

Federal Reserve Bank (2nd District)	New York, NY
Federal Deposit Insurance Corporation	Washington, D.C.
New York State Banking Department	Albany, NY

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.	Affiliations with Obligor.

If the obligor is an affiliate of the Trustee, describe each such affiliation.

None.

Item 3.-15.	Not Applicable

Item 16.	List of Exhibits.

Exhibit 1 -	Restated Organization Certificate of Bankers Trust Company dated August 6, 1998, Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated September 25, 1998, Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated December 16, 1998, and Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated February 27, 2002 - Incorporated herein by reference to Exhibit 1 to Exhibit 25(b) (Form T-1 Statement of Eligibility) to Baltimore Gas and Electric Company’s Post-Effective Amendment No. 1 to Form S-3 (Registration No. 333-157637-01) filed on July 9, 2009.

Exhibit 2 -	Certificate of Authority to commence business - Incorporated herein by reference to Exhibit 2 to Exhibit 25(b) (Form T-1 Statement of Eligibility) to Baltimore Gas and Electric Company’s Post-Effective Amendment No. 1 to Form S-3 (Registration No.
333-157637-01) filed on July 9, 2009.

Exhibit 3 -	Authorization of the Trustee to exercise corporate trust powers - Incorporated herein by reference to Exhibit 3 to Exhibit 25(b) (Form T-1 Statement of Eligibility) to Baltimore Gas and Electric Company’s Post-Effective Amendment No. 1 to Form S-3 (Registration No. 333-157637-01) filed on July 9, 2009.

Exhibit 4 -	Existing By-Laws of Deutsche Bank Trust Company Americas, as amended on April 15, 2002 business - Incorporated herein by reference to Exhibit 4 to Exhibit 25(b) (Form T-1 Statement of Eligibility) to Baltimore Gas and Electric Company’s Post-Effective Amendment No. 1 to Form S-3 (Registration No. 333-157637-01) filed on July 9, 2009.

Exhibit 5 -	Not applicable.

Exhibit 6 -	Consent of Deutsche Bank Trust Company Americas required by Section 321(b) of the Act. - business – Copy attached.

Exhibit 7 -	The latest report of condition of Deutsche Bank Trust Company Americas dated as of June 30, 2010. Copy attached.

Exhibit 8 -	Not Applicable.

Exhibit 9 -	Not Applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Deutsche Bank Trust Company Americas, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on this 1st day of October, 2010.

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/s/ CAROL NG
CAROL NG
VICE PRESIDENT

Exhibit 6

Section 321(b) Consent

Pursuant to Section 321(b) of the Trust Indenture Act of 1939, as amended, Deutsche Bank Trust Company Americas hereby consents that reports of examinations by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon requests therefor.

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/s/ CAROL NG
Name:	CAROL NG
Title:	VICE PRESIDENT

Dated: October 1, 2010

Exhibit 7

DEUTSCHE BANK TRUST COMPANY AMERICAS	FFIEC 031 Page RC-1
Legal Tile of Bank	14

NEW YORK
City

NY 10005
State Zip Code FDIC Certificate Number: 00623 Printed on 8/4/2010 at 4:16 PM

Consolidated Report of Condition for Insured Commercial

and State-Chartered Savings Banks for June 30, 2010

All schedules are to be reported in thousands of dollars. Unless otherwise Indicated,

report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

Dollar Amounts in Thousands			RCFD	Tril/Bil/Mil/Thou
ASSETS
1. Cash and balances due from depository institutions (from Schedule RC-A):
a. Noninterest-bearing balances and currency and coin (1)			0081	342,000	l.a
b. Interest-bearing balances (2)			0071	8,573,000	1.b
2. Securities:
a. Held-to-maturity securities (from Schedule RC-B, column A)			1754	0	2.a
b. Available-for-sale securities (from Schedule RC-B, column D)			1773	1,876,000	2.b
3. Federal funds sold and securities purchased under agreements to resell:			RCON
a. Federal funds sold in domestic offices			B987	177,000	3.a
b. Securities purchased under agreements to resell (3)			RCFD B989	5,006,000	3.b
4. Loans and lease financing receivables (from Schedule RC-C):
a. Loans and leases held for sale			5369	0	4.a
b. Loans and leases, net of unearned income	8528	13,279,000			4.b
c. LESS: Allowance for loan and lease losses	3123	148,000			4.c
d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)			B529	13,131,000	4.d
5. Trading assets (from Schedule RC-D)			3545	7,855,000	5
6. Premises and fixed assets (including capitalized leases)			2145	42,000	6
7. Other real estate owned (from Schedule RC-M)			2150	17,000	7
8. Investments in unconsolidated subsidiaries and associated companies			2130	0	8
9. Direct and indirect investments in real estate ventures			3656	0	9
10. lntangible assets:
a. Goodwill			3163	0	10.a
b. Other Intangible assets (from Schedule RC-M)			0426	50,000	10.b
11. Other assets (from Schedule RC-F)			2160	5,237,000	11
12. Total assets (sum of items 1 through 11)			2170	42,306,000	12

(1)	Includes cash items in process of collection and unposted debits.
(2)	Includes time certificates of deposit not held for trading.
(3)	Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

DEUTSCHE BANK TRUST COMPANY AMERICAS	FFIEC 031 Page RC-2
Legal Title of Bank	15
FDIC Certificate Number: 00623 Printed on 8/4/2010 at 4:16 PM

Schedule RC—Continued

Dollar Amounts in Thousands						Tril/Bil/Mil/Thou
LIABILITIES
13.	Deposits:				RCON
	a.	In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I)			2200	13,681,000	13.a
		(1) Noninterest-bearing (1)	6631	7,729,000			13.a.1
		(2) Interest-bearing	6636	5,952,000			13.a.2
	b.	In foreign offices, Edge and Agreement subsidiaries, and IBFs			RCFN
		(from Schedule RC-E, part II)			2200	8,622,000	13.b
		(1) Noninterest-bearing	6631	3,649,000			13.b.1
		(2) Interest-bearing	6636	4,973,000			13.b.2
14.	Federal funds purchased and securities sold under agreements to repurchase:				RCON
	a.	Federal funds purchased in domestic offices (2)			B993	6,538,00	14.a
					RCFD
	b.	Securities sold under agreements to repurchase (3)			B995	0	14.b
15.	Trading liabilities (from Schedule RC-D)				3548	234,000	15
16.	Other borrowed money (includes mortgage indebtedness and obligations
	under capitalized leases) (from Schedule RC-M)				3190	1,679,000	16
17. and 18. Not applicable
19.	Subordinated notes and debentures (4)				3200	0	19
20.	Other liabilities (from Schedule RC-G)				2930	2,134,000	20
21.	Total liabilities (sum of items 13 through 20)				2948	32,888,000	21
22.	Not applicable
EQUITY CAPITAL
	Bank Equity Capital
23.	Perpetual preferred stock and related surplus				3838	1,500,000	23
24.	Common stock				3230	2,127,000	24
25.	Surplus (excludes all surplus related to preferred stock)				3839	586,000	25
26.	a.	Retained earnings			3632	4,798,000	26.a
	b.	Accumulated other comprehensive income (5)			8530	8,000	26.b
	c.	Other equity capital components (6)			A130	0	26.c
27.	a.	Total bank equity capital (sum of items 23 through 26.c)			3210	9,019,000	27.a
	b.	Noncontrolling (minority) interests in consolidated subsidiaries			3000	399,000	27.b
28.	Total equity capital (sum of items 27.a and 27.b)				G105	9,418,000	28
29.	Total liabilities and equity capital (sum of items 21 and 28)				3300	42,306,000	29

Memoranda

To be reported with the March Report of Condition.
1.	Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2009	RCFD 6724	Number N/A	M.1

1 =	Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank	4 =	Directors’ examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
2 =	Independent audit of the bank’s parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)	5 =	Directors’ examination of the bank performed by other external auditors (may be required by state chartering authority)
		6 =	Review of the bank’s financial statements by external auditors
		7 =	Compilation of the bank’s financial statements by external auditors
3 =	Attestation on bank management’s assertion on the effectiveness of the bank’s internal control over financial reporting by a certified public accounting firm.	8 =	Other audit procedures (excluding tax preparation work)
		9 =	No external audit work

To be reported with the March Report of Condition.		RCON	MM/DD
2.	Bank’s fiscal year-end date	8678	N/A	M.2
(1)	Includes total demand deposits and noninterest-bearing time and savings deposits.
(2)	Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “Other borrowed money.”
(3)	Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.
(4)	Includes limited-life preferred stock and related surplus.
(5)	Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.
(6)	Includes treasury stock and unearned Employee Stock Ownership Plan shares.